November 9, 2000
                                                            Main (206) 447-0900
                                                             Fax (206) 447-0849


Washington Mutual, Inc.
1201 Third Avenue
Seattle, Washington 98101

Re: LEGALITY OF SECURITIES TO BE REGISTERED UNDER REGISTRATION STATEMENT ON Form S-4

Dear Ladies and Gentlemen:

    This opinion is delivered in our capacity as counsel to Washington Mutual, Inc., a Washington corporation (the "Company"), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the "Commission") of a Registration Statement on Form S-4 (the "Registration Statement") relating to up 46,972,900 shares of common stock, no par value, and 2,000,000 corporate Premium Income Equity Securities, each of which is a unit consisting of a stock purchase contract and a share of Series H preferred stock (the "Securities"). The Securities will be issued to stockholders of Bank United Corp. ("BUHC") pursuant to that certain Agreement and Plan of Merger dated as of August 18, 2000, by and between the Company and BUHC (the "Merger Agreement").

                                       I.

     We have assumed the authenticity of all records, documents and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents and instruments submitted to us as copies. We have based our opinion upon our review of the following records, documents, instruments and certificates:

          (a) the Registration Statement;

          (b) the Merger Agreement and any amendments thereto;

          (c) The Articles of Incorporation (including all amendments thereto) of the Company certified by the Washington Secretary of State as of November 8, 2000, and certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;



Heller Ehrman White & McAuliffe LLP  701 Fifth Avenue, Suite 6100
                                          Seattle, WA  98104-7098  www.hewm.com
-------------------------------------------------------------------------------
SEATTLE  Portland  Anchorage  San Francisco  Silicon Valley  Los Angeles
                     San Diego  New York  Washington D.C.  Hong Kong  Singapore
Affiliated Carnelutti Offices:  Milan  Rome  Paris  Padua  Naples

[GRAPHIC OMITTED]                                       Washington Mututal, Inc.
                                                                November 9, 2000
                                                                          Page 2

          (d) The Bylaws of the Company (and all amendments thereto) certified to us by an officer of the Company as being complete and in full force and effect as of the date of this opinion;

          (e) A Certificate of Existence/Authorization relating to the Company issued by the Washington Secretary of State dated November 8, 2000;

          (f) Records of the corporate proceedings of the Company certified to us by an officer of the Company constituting all records of proceedings and actions of the Company's board of directors relating to the transactions contemplated by the Merger Agreement; and

          (g) Certificates of officers of the Company as to certain factual matters.

     We have also assumed that the Securities will be duly executed, authenticated and delivered on behalf of the Company prior to their issuance against the consideration therefor set forth in the Merger Agreement. In addition, we have also assumed that the Registration Statement will have been declared effective by the Securities and Exchange Commission prior to, and will continue to be effective at the time of, the issuance of the Securities.

                                      II.

     We express no opinion as to the applicable choice of law rules that may affect the interpretation or enforcement of the Merger Agreement or the Securities.

     This opinion is limited to the federal laws of the United States of America and the Washington business corporation act, and we disclaim any opinion as to the laws of any other jurisdiction. We further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body or as to any related judicial or administrative opinion.

                                     III.

     Based upon the foregoing and our examination of such questions of law as we have deemed necessary or appropriate for the purpose of our opinion, and subject to the limitations and qualifications expressed below, it is our opinion that when the Securities are issued to the stockholders of BUHC in accordance with the terms of the Merger Agreement, the Securities will be duly authorized, validly issued and fully paid and non-assessable.



Heller Ehrman White & McAuliffe, LLP

[GRAPHIC OMITTED]                                       Washington Mututal, Inc.
                                                                November 9, 2000
                                                                          Page 3

                                     IV.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement.

     This opinion is rendered to you in connection with the filing of the Registration Statement and is solely for your benefit. This opinion may not be relied upon by any other person, firm, corporation or other entity without our prior written consent. We disclaim any obligation to advise you of any change of law that occurs, or any facts of which we become aware, after the date of this opinion.

                                       Very truly yours,



                                       HELLER EHRMAN WHITE & McAULIFFE, LLP

                                       /s/ Heller Ehrman White & McAuliffe, LLP




Heller Ehrman White & McAuliffe, LLP